UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2022, Edible Garden AG Incorporated (the “Company”), entered into an exchange agreement (the “Exchange Agreement”) with Evergreen Capital Management LLC (“Evergreen”), pursuant to which a portion of the principal and accrued interest of the Amended and Restated Consolidated Senior Secured Promissory Note dated as of June 30, 2022 (the “Note”) held by Evergreen was converted into shares of a newly created series of preferred stock of the Company, the Series A Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The Company and Evergreen exchanged approximately $962,000, consisting of $820,000 in principal and approximately $142,000 of accrued interest and prepayment premium thereon, of the amount payable under the Note for 1,526,183 shares of Preferred Stock issued to Evergreen (“Exchange Transaction”). The remaining principal balance of the Note is approximately $1.02 million. Other than reducing the principal balance of the Note, the terms of the Note remain unchanged. Evergreen also holds warrants to purchase the Company’s common stock, par value $0.0001 per share (“Common Stock”) at an exercise price of $5.00 per share. The Company relied on the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933, as amended, for the exchange.

The Exchange Transaction is expected to increase the Company’s stockholders’ equity as part of the Company’s effort to potentially regain compliance with the stockholders’ equity requirements of The Nasdaq Stock Market LLC (“Nasdaq”).

Also on October 26, 2022, the Company’s Board of Directors approved a certificate of designation (the “Certificate of Designation”) fixing the voting powers, designations, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock, which was accepted for filing by the Secretary of State of the State of Delaware on October 26, 2022. Of the Company’s 10,000,000 previously undesignated shares of preferred stock, par value $0.0001 per share, 1,526,183 shares were designated as Series A Convertible Preferred Stock as of October 26, 2022.

The Preferred Stock ranks senior to the Common Stock with respect to dividend rights. The Preferred Stock is entitled to a cumulative dividend at a rate of 7.0% per annum, paid in cash on a quarterly basis on the stated value of the Preferred Stock. Under the Certificate of Designation, upon certain specified events such as the Company failing to perform its obligations under the Certificate of Designation or Exchange Agreement, the Company filing a petition for bankruptcy or reorganization, or the Common Stock no longer being listed or traded on Nasdaq,  (“triggering event”), (i) the dividend rate will increase from 7.0% to 24.0% per annum and (ii) the stated value of the Preferred Stock will increase from $0.63 per share to $0.819 per share. In addition to the Preferred Stock dividends, the Preferred Stock is entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of Common Stock.

The Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.63 per share. Evergreen has the right to convert shares of Preferred Stock into Common Stock at any time, as long as the conversion would not cause its beneficial ownership of Common Stock to exceed 4.99%. Under the Certificate of Designation, the conversion price is subject to adjustment for (i) subsequent sales of equity securities convertible into or exercisable for Common Stock, provided that the conversion price may not be reduced below $0.5936 per share; (ii) subsequent rights offerings; and (iii) stock dividends and stock splits. In addition, upon a triggering event, the conversion rate of the Preferred Stock will reduce to 75% of the average of the two lowest volume weighted average prices of the Common Stock for the 20 days prior to the date of conversion, if that price is lower than $0.63. Under the Certificate of Designation, Evergreen has the right to convert the then-outstanding Preferred Stock and any accrued but unpaid dividends thereon for the securities sold in a future offering of equity or debt securities at a price per share equal to 70% of the offering price.

Beginning on November 15, 2022, on the 15th and the last day of each month, the Company must either convert or redeem 198,413 shares of Preferred Stock at the conversion price or stated value of the Preferred Stock, respectively.  In addition, the Company must redeem the Preferred Stock if it completes an offering of equity or debt securities with gross proceeds of at least $4.0 million.

The Preferred Stock ranks senior to the Common Stock with respect to rights upon the distribution of assets in any liquidation, dissolution or winding up of the affairs of the Company (“liquidation event”). Upon a liquidation event, the Preferred Stock is entitled to payment, before any amount is paid to holders of Common Stock, equal to the greater of the conversion price of each share or the amount per share the holder of Preferred Stock would be entitled if it converted its Preferred Stock into Common Stock immediately prior to the liquidation event. The Preferred Stock has no voting rights except as provided by law and in the Certificate of Designation with respect to changes to the Company’s certificate of incorporation that would adversely impact the rights of the Preferred Stock.

The foregoing description of the Exchange Agreement and Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and Certificate of Designation, copies of which are incorporated herein by reference as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K.

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The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “expect,” “potential,” “may,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Exchange Agreement dated October 26, 2022, by and between Edible Garden AG Incorporated and Evergreen Capital Management LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: October 31, 2022	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

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